Exhibit 99.2

American Realty Capital Properties Announces Non-Reliance on Previously Issued Financial Statements and Changes in Accounting Personnel

Related reductions in adjusted funds from operations (AFFO) estimated to be $11,974,000 for the three months ended March 31, 2014 and $10,869,000 for the three months ended June 30, 2014, reporting non-controlling interests on a gross basis

Michael Sodo named Chief Financial Officer and Gavin Brandon named Chief Accounting Officer

No impact on first quarter Net Income

First and second quarter NAV, Revenues, Net Operating Income and real estate property metrics are unaffected for relevant periods

Previously announced annual dividend rate is not affected by the estimated reductions in AFFO

No impact on the Company’s balance sheet or the assets managed for Cole Capital® non-traded REITs

Previously announced transactions are unaffected, including the sale of Cole Capital to RCS and the sub-advisory agreement with ARC Global II

NEW YORK, NY October 29, 2014 – American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) announced today the conclusion of its Audit Committee that the previously issued financial statements and other financial information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2014 and June 30, 2014, and the Company’s earnings releases and other financial communications for these periods, should no longer be relied upon. The Audit Committee based its conclusions on the preliminary findings of its investigation into concerns that were first reported to it on September 7, 2014. The Audit Committee promptly initiated an investigation, which is being conducted with the assistance of independent counsel and forensic experts. Senior management was informed of the preliminary findings of the investigation on October 24, 2014.

“The accounting issues are unacceptable and we are taking the personnel and other actions necessary to ensure that this does not happen again. As disappointed as I am, I do not believe that this impairs, in any meaningful way, what is important about our Company – the high quality and diversification of our real estate assets, the depth and strength of our management team, the strong and predictable cash flows from our leases, the strength of our balance sheet and the size of our market opportunity,” said David S. Kay, Chief Executive Officer of ARCP.

Although the Board is disappointed in these developments, the Board has full confidence in the management team and staff. The Audit Committee, Board and management team are fully committed to resolving this matter in an expedited and thorough manner. The Board continues to support management’s efforts surrounding the simplification of the business, enhancements in transparency, and improvements to the predictability of our earnings, all with the goal of enhancing long-term value.

The Audit Committee’s investigation conducted to date has not uncovered any errors in the consolidated financial statements (prepared in accordance with U.S. GAAP) for the three months ended March 31, 2014. However, based on the preliminary findings of the investigation, the Audit Committee believes that the Company incorrectly included certain amounts related to its non-controlling interests in the calculation of adjusted funds from operations (“AFFO”), a non-U.S. GAAP financial measure, for the three months ended March 31, 2014 and, as a result, overstated AFFO for this period. The Audit Committee believes that this error was identified but intentionally not corrected, and other AFFO and financial statement errors were intentionally made, resulting in an overstatement of AFFO and an understatement of the Company’s net loss for the three and six months ended June 30, 2014.

Based on the preliminary findings of the investigation, the Company has identified the potential adjustments shown on the attached financial table to the Company’s reported net loss in accordance with U.S. GAAP for the three and six months ended June 30, 2014 and to reported AFFO for the three months ended March 31, 2014 and the three and six months ended June 30, 2014. The Company notes that, in calculating AFFO for the first quarter of 2014, the Company reported non-controlling interests on a net basis, while in the second quarter of 2014, as permitted, the Company reported non-controlling interests on a gross basis (which it will continue to do in calculating AFFO in future periods). The weighted average number of shares used in calculating AFFO differs depending on whether the net or gross method is used (but does not change for purposes of calculating net loss per share in accordance with U.S. GAAP). The investigation is ongoing and there can be no assurance that the potential adjustments set forth in the attached financial table will not change based upon the final results of the investigation, and any such change could be material.

The Audit Committee has indicated that nothing has come to its attention that leads it to believe that there are any errors in the Company’s previously issued audited consolidated financial statements for the fiscal year ended December 31, 2013 contained in the Company’s 2013 Form 10-K. However, the Audit Committee has expanded its investigation to encompass the Company’s audited financial statements for this period in light of the fact that the Company's former Chief Financial Officer and former Chief Accounting Officer had key roles in the preparation of those financial statements.

Management does not expect this matter to impact any previously announced transactions, including the sale of Cole Capital to RCS Capital Corp. (NYSE: RCAP), which the Company expects to be completed next week and the sub-advisory agreement with ARC Global II. The identified potential adjustments would not affect the Company’s compliance with the financial ratios in its debt covenants.

The Company also announced that effective immediately, Michael Sodo has been named Chief Financial Officer of the Company, replacing Brian Block. Mr. Sodo will report directly to David Kay and the Audit Committee.  Mr. Sodo previously served as Senior Vice President, Director of Financial Reporting and Treasury. Mr. Sodo joined ARCP from Capital Automotive where he served in a number of roles of increasing seniority, most recently as SVP, Director of Financial Reporting and Treasurer. Gavin Brandon will serve as Chief Accounting Officer, replacing Lisa McAlister and reporting to Mr. Sodo. Mr. Brandon previously served as a Senior Vice President of Accounting where he oversaw acquisition accounting and property on-boarding, lease accounting, accounts payable, accounts receivable and process treasury services. Mr. Block and Ms. McAlister have resigned effective immediately.

In light of the preliminary findings of the Audit Committee’s investigation, the Company is re-evaluating its financial reporting controls and procedures. The Company intends to make the necessary changes to its controls and procedures to remediate any control deficiencies that are identified through the Audit Committee’s investigation.

The Company will work with the Audit Committee and the Audit Committee’s independent advisors to determine the adjustments required to be made to the Company’s previously issued financial statements, including the calculation of AFFO, as expeditiously as possible. Upon completion of this process, which could identify further required adjustments in addition to those discussed above, the Company will restate prior financial statements and amend its prior periodic filings to the extent required and update its earnings guidance at that time.

The Company will file its Quarterly Report on Form 10-Q for the period ended September 30, 2014 after the amended filings have been made.

Amounts in Thousands
(except per share amounts)

AFFO (Presented on a Net Basis):	Three Months Ended March 31, 2014

AFFO - Originally Reported	$147,389
Preliminary Adjustments	(17,638)
AFFO - Adjusted	$129,751

Weighted Average Shares, Fully Diluted - Originally Reported	573,728

AFFO Per Share - Originally Reported	$0.26
Results of Preliminary Adjustments to AFFO	$(0.03)
AFFO per Share - Adjusted	$0.23

AFFO (Presented on a Gross Basis):	Three Months Ended March 31, 2014	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014

AFFO - Originally Reported	$147,780 (1)	$205,278	$353,058
Preliminary U.S. GAAP Adjustments	-	(9,242)	(9,242)
Preliminary Adjustments - AFFO Only	(11,974)	(1,627)	(13,601)
AFFO - Adjusted	$135,806	$194,409	$330,215

Weighted Average Shares, Fully Diluted - Originally Reported	573,728	869,094	722,118
Adjusted for Gross Basis	22,044	-	11,022
Weighted Average Shares, Fully Diluted - Adjusted	595,772	869,094	733,140

AFFO Per Share - Originally Reported	$0.26	$0.24	$0.49
Results of Preliminary Adjustments to AFFO	$(0.03)	$(0.01)	$(0.04)
AFFO per Share - Adjusted	$0.23	$0.22	$0.45

(1) Represents AFFO as reported for the six months ended June 30, 2014 less AFFO as reported for the three months ended June 30, 2014

U.S. GAAP EPS Calculation	Three Months Ended March 31, 2014	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014

Net Loss Attributable to Common Stockholders - Originally Reported	$(332,313)	$(63,419)	$(395,732)
Preliminary U.S. GAAP Adjustments	-	(9,242)	(9,242)
Adjusted Net Loss Attributable to Common Stockholders	$(332,313)	$(72,661)	$(404,974)

Basic and Diluted Weighted Average Shares - Originally Reported	547,782	815,741	682,502
U.S. GAAP EPS - Originally Reported	$(0.61)	$(0.08)	$(0.58)
Results of Preliminary Adjustments to U.S. GAAP	$-	$(0.01)	$(0.01)
U.S. GAAP EPS - Adjusted	$(0.61)	$(0.09)	$(0.59)

About ARCP

ARCP is a leading, self-managed commercial real estate investment trust ("REIT") focused on investing in single tenant freestanding commercial properties subject to net leases with high credit quality tenants. ARCP owns approximately 4,400 properties totaling 99.1 million square feet of leasable space. Additionally, ARCP acquires and manages assets on behalf of the Cole Capital® non-traded REITs, managing nearly $30 billion of high-quality real estate located in 49 states, as well as Washington D.C., Puerto Rico and Canada. ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Cautionary Statements

The forward-looking information set forth herein is subject to various assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking information, including: the timing and definitive findings of the Audit Committee’s investigation and whether any additional accounting errors or other issues are identified; the timing and impact on ARCP’s previously reported net loss and AFFO of the restatement of ARCP’s financial statements; negative reactions from ARCP’s creditors, shareholders or business partners to the findings of the Audit Committee’s investigation or the restatement of its financial statements; the results of the re-evaluation of ARCP’s internal controls over financial reporting and disclosure controls and procedures and the timing and expense of any necessary remediation of control deficiencies; and the impact and result of any litigation or regulatory inquiries or investigations related to the findings of the Audit Committee’s investigation or ARCP’s restatement of its financial statements. All of the forward-looking statements made in this report are qualified by the above cautionary statements and those made in the “Risk Factors” section of ARCP’s Annual Report on Form 10-K for the year ended December 31, 2013 and ARCP’s other filings with the U.S. Securities and Exchange Commission. ARCP disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Description of Funds From Operations and Adjusted Funds From Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under generally accepted accounting principles in the United States (“U.S. GAAP”).

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from sales of property but including asset impairment write downs, plus depreciation and amortization, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of U.S. GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in U.S. GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and AFFO, as described below, should not be construed to be more relevant or accurate than the current U.S. GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under U.S. GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and AFFO measures and the adjustments to U.S. GAAP in calculating FFO and AFFO.

We consider FFO and AFFO useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. While certain companies may experience significant acquisition activity, other companies may not have significant acquisition activity and management believes that excluding costs such as merger and transaction costs and acquisition related costs from property operating results provides useful information to investors and provides information that improves the comparability of operating results with other companies who do not have significant merger or acquisition activities. AFFO is not equivalent to our net income or loss as determined under GAAP, and AFFO may not be a useful measure of the impact of long-term operating performance if we continue to have such activities in the future.

We exclude certain income or expense items from AFFO, that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, amortization of deferred financing costs, straight-line rent and non-cash equity compensation from AFFO we believe we provide useful information regarding income and expense items which have no cash impact and do not provide liquidity to the company or require capital resources of the company. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not as involved activities which are excluded from our calculation. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

In addition, we exclude certain interest expenses related to securities that are convertible to common stock as the shares are assumed to have converted to common stock in our calculation of weighted average common shares-fully diluted. As the Company’s convertible notes have a cash or stock settlement option and the Company has the ability and intent to settle its convertible notes in cash, the interest expense related to our convertible notes have not been excluded from AFFO, and accordingly, the shares are not assumed to have converted to common stock in our calculation of weighted average common shares-fully diluted.

In calculating AFFO, we exclude expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger and acquisition fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. Therefore, AFFO may not be an accurate indicator of our operating performance, especially during periods in which mergers are being consummated or properties are being acquired or certain other expense are being incurred. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.

As a result, we believe that the use of FFO and AFFO, together with the required U.S. GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing and investing activities. FFO and AFFO are non-GAAP financial measures and do not represent net income as defined by U.S. GAAP. FFO and AFFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions, and should not be considered as alternatives to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

Media Contact:

Andy Merrill

212-886-9304

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